SECOND AMENDMENT TO CREDIT AGREEMENT


        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment"), dated as of April 25, 1997, amends the Credit Agreement dated as of September 18, 1996, as previously amended by the First Amendment to Credit Agreement dated as of November 27, 1996 but with retroactive effect to September 28, 1996, by and among OSHKOSH TRUCK CORPORATION, a Wisconsin corporation (the "Borrower"), those Subsidiaries identified as a "Guarantor" on the signature pages hereto and such other Subsidiaries as may from time to time become a party hereto (the "Guarantors"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), FIRSTAR BANK MILWAUKEE, N.A., as agent for the Lenders (in such capacity, the "Agent") and BANK ONE, MILWAUKEE, NA, NATIONSBANK, N.A. and HARRIS TRUST AND SAVINGS BANK, as co-agents (as so amended, the "Credit Agreement").

        1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        2. Amendment. The parties hereby agree to amend the Credit Agreement as follows:

             2.1  Section 1.1.  The definition of "Permitted Investments" in
   Section 1.1 of the Credit Agreement is deleted in its entirety and replaced by the following new definition:

             "Permitted Investments" means (i) cash and Cash Equivalents,
        (ii) receivables owing to the Borrower or any of its Subsidiaries for trade credit, in each case if created, acquired or made in the ordinary course of business, (iii) advances to vendors of the Borrower and its Subsidiaries (which may include Steeltech Manufacturing, Inc.), or suppliers to such vendors, to enable such vendors and suppliers to purchase goods or parts to be processed and sold to the Borrower and its Subsidiaries, provided, however, that the aggregate of such advances and the liability of the Borrower and its Subsidiaries under Guarantee Obligations of the Borrower and its Subsidiaries permitted by clause (ii) of the definition of Permitted Guarantee Obligations shall not exceed $15,000,000 outstanding at any one time, (iv) investments in and advances to a domestic Credit Party, (v) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $1,000,000 at any time outstanding, (vi) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (vii) investments, acquisitions or transactions permitted under Section 8.4(b), (viii) with respect to any pension trust maintained for the benefit of any present or former employees of the Borrower or any Subsidiary, such loans, advances and/or investments as the trustee or administrator of the trust shall deem advisable pursuant to the terms of such trust, (ix) investments of a nature not contemplated by the foregoing clauses hereof that are outstanding as of the Closing Date and set forth on Schedule 1.1(b),
        (x) the Borrower's repurchase from Freightliner Corporation of all shares of the Borrower's capital stock and all warrants for the purchase of additional shares of the Borrower's capital stock owned by Freightliner Corporation, up to a maximum aggregate repurchase price of $6,750,000, and (xi) additional loans, advances and/or investments of a nature not contemplated by the foregoing clauses hereof provided that such loans, advances and/or investments made pursuant to this clause (xi) shall not exceed an aggregate amount of $5,000,000 outstanding at any one time and further provided that no such loans, advances and/or investments shall be used to acquire all or substantially all of the voting stock of any corporation the board of directors of which has not approved such acquisition. As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

             2.2 Section 3.15. Section 3.15 of the Credit Agreement is deleted in its entirety and replaced by the following new Section 3.15:

             Cleanup Period. Notwithstanding any provision to the contrary contained herein, Borrower agrees that for at least sixty (60) consecutive days during each fiscal year ending on the dates specified below the aggregate amount of outstanding Revolving Loans, Swing Line Loans and Term Loans shall not exceed the amount specified for such fiscal year:

             Fiscal Year Ending                Amount

             September 30, 1997            $ 160,000,000
             September 30, 1998            $ 145,000,000
             September 30, 1999            $ 130,000,000

             2.3 Section 7.9(a). Section 7.9(a) of the Credit Agreement is deleted in its entirety and replaced by the following new Section 7.9(a):

             (a) Consolidated Funded Debt Ratio. There shall be maintained as of the end of each fiscal quarter to occur during the periods shown below a Consolidated Funded Debt Ratio of not greater than:

             Period

        From Closing Date through
             December 27, 1996                  4.75:1.0

        December 28, 1996 through
             March 28, 1997                     4.50:1.0

        March 29, 1997 through
             June 29, 1997                      4.25:1.0

        June 30, 1997 through
             September 29, 1997                 4.00:1.0

        September 30, 1997 through
             September 29, 1998                 3.25:1.0

        September 30, 1998 through
             September 29, 1999                 3.00:1.0

        September 30, 1999 though
             September 29, 2000                 2.50:1.0

        September 30, 2000 through
             September 29, 2001                 2.25:1.0

        September 30, 2001 through
             September 29, 2002                 2.00:1.0

        September 30, 2002 and thereafter       1.75:1.0

             2.4 Section 7.9(c). Section 7.9(c) of the Credit Agreement is deleted in its entirety and replaced by the following new Section 7.9(c):

             (c) Interest Coverage Ratio. There shall be maintained as of the end of each fiscal quarter to occur during the periods shown below an Interest Coverage Ratio of at least:

             Period

        From Closing Date through
             March 28, 1997                     0.85:1.0

        March 29, 1997 through
             June 29, 1997                      1.00:1.0

        June 30, 1997 through
             September 29, 1997                 1.25:1.0

        September 30, 1997 through
             December 30, 1997                  1.75:1.0

        December 31, 1997 through
             March 30, 1998                     2.00:1.0

        March 31, 1998 through
             September 29, 1998                 2.25:1.0

        September 30, 1998 through
             September 29, 2000                 2.50:1.0

        September 30, 2000 and thereafter       3.00:1.0

             2.5  Section 8.11.  The word "The" at the beginning of Section
   8.11 of the Credit Agreement is deleted and replaced by the following:

             Except as permitted in subsection (x) of the definition of Permitted Investments, the

        3. Conditions Precedent. This Second Amendment shall become effective on the date that the Agent (for the benefit of the Lenders) shall have received this Second Amendment, duly executed by an authorized representative of each of the Credit Parties and the Lenders.

        4. Representations and Warranties. To induce the Lenders to enter into this Second Amendment, each of the Credit Parties hereby represents and warrants to the Agent and to each Lender that:

             (a) the representations and warranties contained in the Credit Agreement are true and correct as of the date of this Second Amendment; and

             (b) no Default or Event of Default has occurred and is continuing as of the date of this Second Amendment.

        5. Full Force and Effect. Except as provided herein, all of the terms and conditions set forth in the Credit Agreement, and all additional documents entered into in connection with the Credit Agreement, shall remain unchanged and shall continue in full force and effect as originally set forth, and each of the foregoing is hereby ratified and confirmed in all respects.

        6. Binding Effect. This Second Amendment shall be binding upon the parties hereto and their respective successors and assigns.



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        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Agreement to be duly executed and delivered as of the date first above written.

   BORROWER:                     OSHKOSH TRUCK CORPORATION,
                                 a Wisconsin corporation


                                 By: /s/
                                 Title:_____________________________


   GUARANTORS:                   PIERCE MANUFACTURING INC.,
                                 a Wisconsin corporation


                                 By: /s/
                                 Title:_____________________________


                                 SUMMIT PERFORMANCE SYSTEMS, INC.,
                                 a Wisconsin corporation


                                 By: /s/
                                 Title:_____________________________


   LENDERS:                      FIRSTAR BANK MILWAUKEE, N.A.,
                                 in its capacity as Agent and as a
                                 Lender


                                 By: /s/
                                 Title:_____________________________


                                 BANK ONE, MILWAUKEE, NA,
                                 in its capacity as a Co-Agent and
                                 as a Lender


                                 By: /s/
                                 Title:_____________________________


                                 NATIONSBANK, N.A.,
                                 in its capacity as a Co-Agent and
                                 as a Lender


                                 By: /s/
                                 Title:_____________________________


                                 HARRIS TRUST AND SAVINGS BANK,
                                 in its capacity as a Co-Agent and
                                 as a Lender



                                 By: /s/
                                 Title:_____________________________



                                 BANK OF AMERICA ILLINOIS, as Lender



                                 By: /s/
                                 Title:_____________________________


                                 LASALLE NATIONAL BANK, as Lender


                                 By: /s/
                                 Title:_____________________________


                                 FIRST BANK (N.A.), as Lender



                                 By: /s/
                                 Title:_____________________________


                                 THE NORTHERN TRUST COMPANY, as Lender



                                 By: /s/
                                 Title:_____________________________


                                 NORWEST BANK MINNESOTA, NATIONAL
                                 ASSOCIATION, as Lender



                                 By: /s/
                                 Title:_____________________________


                                 COMERICA BANK, as Lender



                                 By: /s/
                                 Title:_____________________________